                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              ------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(B)(2) _______

                              ------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


           New York                                              13-3818954
(Jurisdiction of incorporation                                (I.R.S. employer
 if not a U.S. national bank)                                identification No.)


     114 West 47th Street                                        10036-1532
         New York, NY                                            (Zip Code)
    (Address of principal
      executive offices)
                              ------------------

                          Tuesday Morning Corporation
              (Exact name of obligor as specified in its charter)


           Delaware                                              75-2398532
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

           14621 Inwood Road
              Dallas Texas                                          75244
(Address of principal executive offices)                         (Zip Code)

                               ------------------

               13 1/4% Subordinated Exchange Debentures due 2009
                      (Title of the indenture securities)

                 ==============================================

                                    GENERAL



1.   General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
               (Board of Governors of the Federal Reserve System).
          Federal Deposit Insurance Corporation,  Washington,  D. C.
          New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


3.   Voting Securities of the Trustee

     2,999,020 shares of Common Stock - par value $5 per share


4.   Trusteeships under Other Indentures

     Not applicable.


5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

     Not applicable.

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials

     Not applicable.


7.   Voting Securities of the Trustee Owned by Underwriters or their Officials

     Not applicable.


8.   Securities of the Obligor Owned or Held by the Trustee

     Not applicable.


9.   Securities of Underwriters Owned or Held by the Trustee

     Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

     Not applicable.


11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

     Not applicable.


12.  Indebtedness of the Obligor to the Trustee

     Not applicable.


13.  Defaults by the Obligor

     Not applicable.


14.  Affiliations with the Underwriters

     Not applicable.

          15.  Foreign Trustee

               Not applicable.

          16.  List of Exhibits

               T-1.1 --  Organization Certificate, as amended, issued by the
                          State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

               T-1.2 -    Included in Exhibit T-1.1.

               T-1.3 --   Included in Exhibit T-1.1.

               T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262 ).

               T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

               T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                     NOTE

               As of April 2, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company,
               U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

               In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

               Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of April, 1998.


               UNITED STATES TRUST COMPANY OF
                     NEW YORK, Trustee



          By:  John Guiliano
               Vice President



          JG/pg
          (rev:080996)

                                                                   Exhibit T-1.6
                                                                   -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
    OF NEW YORK


     ---------------------
By:  /S/Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1997
                               -----------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                         $   80,246

Short-Term Investments                                             386,006

Securities, Available for Sale                                     661,596

Loans                                                            1,774,551
Less:  Allowance for Credit Losses                                  16,202
                                                                ----------
     Net Loans                                                   1,758,349
Premises and Equipment                                              61,477
Other Assets                                                       124,499
                                                                ----------
     Total Assets                                               $3,072,173
                                                                ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                       $  686,507
     Interest Bearing                                            1,773,254
                                                                ----------
       Total Deposits                                            2,459,761

Short-Term Credit Facilities                                       295,342
Accounts Payable and Accrued Liabilities                           149,775
                                                                ----------
     Total Liabilities                                          $2,904,878
                                                                ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                        14,995
Capital Surplus                                                     49,541
Retained Earnings                                                  100,235
Unrealized Gains on Securities
  Available for Sale (Net of Taxes)                                  2,524
                                                                ----------

Total Stockholder's Equity                                         167,295
                                                                ----------
  Total Liabilities and
  Stockholder's Equity                                          $3,072,173
                                                                ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

February 9, 1998